                                                                      EXHIBIT 12

                                    HCA INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)
                             (DOLLARS IN MILLIONS)

                                                                 YEAR ENDED DECEMBER 31,
                                                        ------------------------------------------
                                                         2001     2000     1999     1998     1997
                                                        ------   ------   ------   ------   ------
EARNINGS:
  Income from continuing operations before minority
     interests and income taxes.......................  $1,624   $  600   $1,284   $1,151   $  538
  Fixed charges, exclusive of capitalized interest....     647      663      581      695      629
                                                        ------   ------   ------   ------   ------
                                                        $2,271   $1,263   $1,865   $1,846   $1,167
                                                        ======   ======   ======   ======   ======
Fixed charges:
  Interest charged to expense.........................  $  536   $  559   $  471   $  561   $  493
  Interest portion of rental expense..................     111      104      110      134      136
                                                        ------   ------   ------   ------   ------
  Fixed charges, exclusive of capitalized interest....     647      663      581      695      629
  Capitalized interest................................      15       21       19       21       15
                                                        ------   ------   ------   ------   ------
                                                        $  662   $  684   $  600   $  716   $  644
                                                        ======   ======   ======   ======   ======
  Ratio of earnings to fixed charges..................    3.43     1.85     3.11     2.58     1.81
                                                        ======   ======   ======   ======   ======